UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2004

UNITED PANAM FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	000-24051	94-3211687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Westerly Place, Suite 200 Newport Beach, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 224-1917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2004, United PanAm Financial Corp. (the “Company”) entered into an Amended and Restated Registration Rights Agreement (the “Agreement”) effective as of July 1, 2004. The Amended and Restated Registration Rights Agreement was entered into by and among the Company, BVG West Corp., a California corporation (the “General Partner”) and Pan American Financial, L.P., a Delaware limited partnership (the “Partnership”). The registration rights agreement was originally entered into on November 11, 2003 and then amended and assigned on March 9, 2004.

Under the Agreement, the Company has agreed to register up to up to 4,500,000 shares of common stock held by the Partnership through an underwritten offering. In addition, under the terms of the Agreement, if the Company proposes to register any securities in connection with a public offering of such securities, solely for cash, then the Partnership has the ability to participate in the registration. However, the Company is not obligated to provide such piggy-back registration rights in certain circumstances.

The Company’s obligations under the Agreement will terminate on March 31, 2007. However, the Company’s obligations could terminate earlier than March 31, 2007 as further described in the Agreement.

The Agreement is attached hereto as Exhibit 4.04.

Section 9—Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(b) Pro forma financial information.

(c) Exhibits.

Exhibit No.	Description of Exhibit
4.04	Amended and Restated Registration Rights Agreement entered into on September 29, 2004 and effective as of July 1, 2004 by and between United PanAm Financial Corp., BVG West Corp., and Pan American Financial, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PANAM FINANCIAL CORP.

Date: October 5, 2004	By	/s/ Ray Thousand
Ray Thousand President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.04	Amended and Restated Registration Rights Agreement entered into on September 29, 2004 and effective as of July 1, 2004 by and between United PanAm Financial Corp., BVG West Corp., and Pan American Financial, L.P.